UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On October 23, 2014, Medivation, Inc. (“Medivation”) entered into a License Agreement with CureTech Ltd. (“CureTech”) pursuant to which Medivation could acquire an exclusive license to the worldwide rights to pidilizumab, an immunomodulatory antibody, for all potential indications. On December 19, 2014, Medivation delivered to CureTech a continuation notice and, as a result of the delivery of the continuation notice, obtained the exclusive rights to pidilizumab.

In connection with the delivery of the continuation notice, Medivation made upfront cash payments to CureTech totaling $5.0 million during the fourth quarter of 2014. In addition, CureTech is entitled to contingent payments totaling up to $85.0 million upon attainment of certain development and regulatory milestones and up to $245.0 million upon the achievement of certain annual worldwide net sales thresholds, as well as tiered royalties ranging from 5% to 11% on annual worldwide net sales. CureTech is also entitled to a $5.0 million milestone payment upon completion of the Manufacturing Technology Transfer, as defined in the License Agreement.

The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement, are solely for the benefit of the parties (except as specifically set forth therein), may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to qualifications set forth in confidential disclosure schedules and to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Medivation, CureTech, or the licensed assets.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of the business acquired

Medivation has concluded that according to the guidance in Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, “Business Combinations,” and Article 11 of Regulation S-X, the transaction meets the definition of a “business” and exceeds the conditions of significance set forth in Rule 1-02(w) of Regulation S-X at the greater than 20%, but less than 40% level. The financial statements of the business acquired required by Item 9.01(a) of Form 8-K are included herewith.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K is included herewith.

(d) Exhibits.

Exhibit No.	Description

2.1	License Agreement between Medivation, Inc. and CureTech Ltd., dated as of October 23, 2014*

23.1	Consent of Independent Accountant

99.1	Audited Financial Statements of CureTech Ltd. as of December 31, 2013 and for the year ended December 31, 2013, and notes thereto

99.2	Unaudited Condensed Financial Statements of CureTech Ltd. as of September 30, 2014 and for the nine-month periods ended September 30, 2014 and 2013, and notes thereto

99.3	Unaudited Pro Forma Condensed Combined Financial Statements as of September 30, 2014, for the nine-month periods ended September 30, 2014 and 2013, and for the year ended December 31, 2013, and notes thereto

*	Confidential treatment has been requested with respect to certain portions of this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: November 5, 2015	By:	/s/ Richard A. Bierly
Richard A. Bierly Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	License Agreement between Medivation, Inc. and CureTech Ltd., dated as of October 23, 2014*

23.1	Consent of Independent Accountant

99.1	Audited Financial Statements of CureTech Ltd. as of December 31, 2013 and for the year ended December 31, 2013, and notes thereto

99.2	Unaudited Condensed Financial Statements of CureTech Ltd. as of September 30, 2014 and for the nine-month periods ended September 30, 2014 and 2013, and notes thereto

99.3	Unaudited Pro Forma Condensed Combined Financial Statements as of September 30, 2014, for the nine-month periods ended September 30, 2014 and 2013, and for the year ended December 31, 2013, and notes thereto

*	Confidential treatment has been requested with respect to certain portions of this exhibit.